EXHIBIT 10.1

STOCK PURCHASE AGREEMENT

THIS AGREEMENT made and entered into as of the 29th day of March, 2006, by and between Dimensional Visions Incorporated, a Delaware corporation (hereinafter called “DVSO”), and Studio One Entertainment, Inc., an Arizona corporation (hereinafter called “SOE”).

WITNESSETH THAT:

A.	DVSO is a publicly traded company.

B. SOE is a private company based in Scottsdale, Arizona that is engaged in the design and manufacturing of a proprietary, self contained interactive audio/video recording and conferencing studio designed for installation in shopping malls and other high traffic public areas. The Studio One Kiosk will enable the public, for a fee, to record their video and voice images in a portable state-of-the-art recording studio environment and enter their performances in music, modeling and other talent related contests.

B. Subject to the approval of the Board of Directors of DVSO and SOE and the consent of a majority of the shareholders of DVSO and SOE, DVSO and SOE shall enter into an Agreement of Exchange (hereinafter called the “Exchange Agreement”) in substantially the form attached hereto and made apart hereof as Exhibit A, which provides, among other things, for the issuance by DVSO of approximately six million five hundred thousand (6,500,000) of its common stock shares to the shareholders of SOE (the “Exchange”).

C. Following the Exchange under the Exchange Agreement, SOE will be a wholly-owned subsidiary of DVSO.

D. It is intended that the transactions contemplated by this Agreement shall constitute an exchange conforming to the provisions of Section 368(a)(2) of the Internal Revenue Code of 1954.

NOW THEREFORE, in consideration of the mutual covenants and agreements and the benefits to be realized by each of the parties, the following transactions are hereby agreed to, subject to the conditions hereinafter stated:

1. The Exchange

(a) In accordance with the Exchange Agreement, on the Closing Date hereinafter referred to, and in exchange for all of the then issued and outstanding shares of capital stock of SOE (the “SOE Common Stock”), DVSO shall issue the number of fully paid and nonassessable shares of voting DVSO common stock (hereinafter called “DVSO Common Stock”) in order to permit the Exchange to be effected in accordance with the terms of the Exchange Agreement, on the basis of one (1) share of DVSO Common Stock for each one (1) share of SOE Common Stock.

If between the date hereof and the Closing Date, DVSO shall effect any reclassification, recapitalization, subdivision, combination or exchange of shares, in respect of the outstanding shares of common stock of DVSO or a stock dividend thereon shall be declared with a record date within said period, the per share amounts of DVSO Common Stock to be issued and delivered in the Exchange shall be appropriately adjusted.

(b) DVSO shall issue and deliver as and when required by the Exchange Agreement, certificates representing the shares of DVSO Common Stock for which the shares of SOE Common Stock outstanding immediately prior to the effective time of the Exchange shall have been exchanged as provided in the Exchange Agreement.

(c) SOE shall submit this Agreement and the Exchange Agreement to its shareholders for approval, in accordance with Arizona General Corporation Law, at a meeting called and held on the date to be fixed by its Board of Directors. SOE shall use its best efforts to obtain the affirmative vote of shareholders required to approve this Agreement, the Exchange Agreement and the transactions contemplated herein and therein.

(d) DVSO shall use it best efforts to obtain the affirmative consent of shareholders required to approve the issues set forth in paragraph 14(e) below at a meeting or by written consent.

(e) Following the approval of the Exchange Agreement by the stockholders of DVSO and SOE, and upon execution of the Exchange Agreement by the officers of DVSO and SOE, a Certificate of Exchange containing the information required by the corporate law of Delaware and Arizona shall be executed by the appropriate officers of DVSO and SOE.

2. Closing

(a) The closing of the transaction contemplated hereby (herein called the “Closing” or the “Closing Date”) shall take place at the offices of DVSO in Arizona at 9:00 a.m. on a date within five (5) business days after all of the conditions described in paragraphs 12 and 13 hereof have been satisfied or, to the extent permitted in paragraph 15 hereof, their satisfaction has been waived. DVSO and SOE will use their best efforts to obtain the approvals specified in paragraph 6 hereof and any other of the consents, waivers or approvals necessary or desirable to accomplish the transactions contemplated by this Agreement and the Exchange Agreement. All documents required to be delivered by each of the parties shall be duly delivered to the respective recipient thereof at or prior to the Closing. In no event shall the Closing Date be later than June 30, 2007, and if it is delayed beyond said date then either party shall have the right to terminate this Agreement upon notice to that effect.

(b) At the Closing, DVSO and SOE shall jointly direct that the Certificate of Exchange be duly filed, and it shall in accordance with such direction be filed, if required, in the office of the Secretary of State of the State of Delaware and the Arizona Corporation Commission so that the Exchange shall be effective on the Closing Date.

3. Investigation by the Parties

DVSO and SOE each may, prior to the Closing Date, make or cause to be made such investigation of the properties of the other and its subsidiaries and of its financial and legal condition as the party making such investigation deems necessary or advisable to familiarize itself with such properties and other matters, provided, that such shall not interfere with normal operations. DVSO and SOE each agrees to permit the other and its authorized agents or representatives to have, after the date of execution hereof, full access to its premises and to all of its books and records at reasonable hours, and its subsidiaries and officers will furnish the party making such investigation with such financial and operating data and other information with respect to the business and properties of its and its subsidiaries as the party making such investigation shall from time to time reasonably request. No investigation by DVSO or SOE shall affect the representations and warranties of the other and each such representation and warranty shall survive any such investigation. Each party further agrees that in the event that the transactions contemplated by this Agreement shall not be consummated it and its officers, employees, accountants, attorneys, engineers and other representatives will not disclose or make available to any other person or use for any purpose unrelated to the consummation of this Agreement any information, whether written or oral, with respect to the other party and its subsidiaries or their business which it obtained pursuant to this Agreement. Such information shall remain the property of the party providing it and shall not be reproduced or copied without the consent of such party. In the event that the transaction contemplated by this Agreement shall not be consummated, all such written information shall be returned to the party providing it.

4. State Securities Laws

DVSO and SOE will each take such steps as may be necessary on their respective parts to comply with any state securities or so-called Blue Sky laws applicable to the action to be taken by them in connection with the Exchange and the delivery by DVSO to SOE shareholders of the DVSO Common Stock pursuant to this Agreement and the Exchange Agreement.

5. Business Pending the Closing

(a) From the date of this Agreement to and including the Closing Date, except as may be first approved by SOE or as is otherwise permitted or contemplated by this Agreement or in furtherance of the objectives of this Agreement: (i) DVSO (which term shall, where applicable in this paragraph 5, also refer to the subsidiaries of DVSO specified in paragraph 9 hereof) shall conduct its business only in the usual and ordinary course without the creation of any additional indebtedness; (ii) no change shall be made in the authorized capitalization of DVSO except as contemplated by this Agreement; (iii) no shares of capital stock of DVSO shall be authorized for issuance or issued and no agreement or commitment for the issuance thereof shall be entered into in excess of the number of shares set forth for DVSO in the Exchange Agreement; (iv) no rights or elections shall be created or granted to purchase stock under any employee stock bonus, thrift or purchase plan or otherwise, to the extent such rights shall result in the commitment for the issuance of shares in excess of the number set forth for DVSO in the Exchange Agreement; (v) no amendment shall be made to DVSO’s Articles of Incorporation or Bylaws, except as contemplated by this Agreement; (vi) no modifications shall be made in DVSO’s present employee benefit programs or in is present policies in regard to the payment of salaries or compensation to its personnel and no increase shall be made in the compensation of its personnel; (vii) no contract or commitment shall be entered into by or on behalf of DVSO and no sale or purchase of assets shall be made except in the ordinary course of business; (viii) DVSO will use all reasonable and proper efforts to preserve its business organization intact, to keep available the services of its present employees and to maintain satisfactory relationships between DVSO and its suppliers, customers, regulatory agencies, and others having business relations with it; (ix) DVSO shall make no amendments or contributions to any profit sharing plans; and (x) the Board of Directors of DVSO will not declare any dividends on, or otherwise make any distributions in respect of, its outstanding shares of capital stock;

(b) From the date of this Agreement to and including the Closing Date, except as may be first approved by DVSO or as is otherwise permitted or contemplated by this Agreement: (i) SOE (which term shall, where applicable in this paragraph 5, also refer to the subsidiaries of SOE specified in paragraph 10 hereof) shall conduct its business only in the usual and ordinary course without the creation of any additional indebtedness exceeding $10,000 for money borrowed maturing in more than one year, except for the lease of capital equipment pursuant to leasing company commitments outstanding prior to the date of this Agreement; (ii) no change shall be made in the authorized capitalization of SOE except as contemplated by this Agreement; (iii) no shares of capital stock of SOE shall be authorized for issuance or issued and no agreement or commitment for the issuance thereof shall be entered into in excess of the number of shares set forth for SOE in the Exchange Agreement; (iv) no rights or elections shall be created or granted to purchase stock under any employee stock bonus, thrift or purchase plan or otherwise; (v) no amendment shall be made to SOE’s Articles of Incorporation or Bylaws, except as contemplated by this Agreement; (vi) no modifications shall be made in SOE’s present employee benefit programs or in is present policies in regard to the payment of salaries or compensation to its personnel and no increase shall be made in the compensation of its personnel and no increase shall be made in the compensation of its personnel, provided that nothing herein shall preclude (1) the continuation of SOE’s present practices of periodically reviewing the salaries of its personnel and granting normal increases in such salaries or compensation to such personnel, or (2) the hiring of new personnel at a salary or compensation deemed reasonable in the ordinary course of business; (vii) no contract or commitment shall be entered into by or on behalf of SOE and no sale or purchase of assets shall be made except in the ordinary course of business; (viii) SOE will use all reasonable and proper efforts to preserve its business organization intact, to keep available the services of its present employees and to maintain satisfactory relationships between SOE and its suppliers, customers, regulatory agencies, and others having business relations with it; (ix) SOE shall make no amendments or contributions to any profit sharing plans; and (x) the Board of Directors of SOE will not declare any dividends on, or otherwise make any distributions in respect of, its outstanding shares of capital stock.

(c) The parties hereto agree that SOE is extending to DVSO an exclusive option to purchase the shares of SOE. As such, SOE agrees not to solicit or entertain offers to purchase its shares or assets from a third party prior to the Closing or termination of this Agreement. As consideration for this exclusivity, subsequent to the date of this Agreement but prior to Closing, SOE shall continue its research and development program relating to the entertainment Kiosk. SOE agrees that all intellectual property that may be protected by patents, copyrights and trademarks will become the subject of patent applications filed with the U.S. Patent and Trademark office, together with appropriate assignments to SOE of all rights by any persons claiming or who may have the right to claim status of an inventor or creator of the intellectual property being the subject of each such application. All intellectual property of SOE shall remain unencumbered and free of any liens or claims of whatsoever nature prior to the Closing. Except as set forth in formal patents, copyrights and trademarks, or applications for same, SOE makes no representations or warranties with respect to its intellectual property. DVSO understands and agrees that it will conduct its own independent investigations with respect to the assets and liabilities of SOE, including but not limited to items of intellectual property of SOE. Provided DVSO shall not have theretofore issued written notice of termination of this Agreement, as provided herein, DVSO will advance or reimburse all costs incurred by SOE in connection with the kiosk development program including, but not limited to, consulting fees, professional fees, prototype construction costs, engineering and design fees, and administrative and overhead expenses. Such costs will be either paid directly by DVOS or remitted to SOE upon written invoice therefore. In the event this transaction shall fail to close, for any reason whatsoever, SOE shall be liable to DVSO for all monies theretofore advanced to or for the benefit of the SOE research and development program and shall execute and deliver to DVSO a promissory note in such principal amount evidencing such indebtedness. Such Promissory Note shall (i) provide for a maturity date two years from the date it is executed, (ii) bear interest at the rate of three percent over the prime rate as set by Bank of America from time to time, and (iii) permit repayment at any time without penalty. The principal of the note, together with all accrued interest, shall be due and payable at maturity. Upon execution and delivery of the aforementioned promissory note, DVSO (i) shall have no rights, liens against the intellectual property of SOE or any other claims against SOE except as provided in the promissory note, and (ii) shall not be entitled to reimbursement of any monies advanced, paid or remitted to or on behalf of SOE to any person or entity pursuant to this Agreement except as provided in the promissory note. All intellectual property developed or created by SOE prior to this Agreement or during the term hereof, shall remain the property of SOE.

6. Efforts to Obtain Approvals and Consents

In addition to DVSO and SOE obtaining the requisite shareholder approval as described in paragraph 1 hereof, DVSO and SOE will use all reasonable and proper efforts to obtain the following: (i) approval or consent of any other governmental authorities having jurisdiction over the transactions contemplated in this Agreement; and (ii) approval or consent of such other persons whose consent is required to the transactions contemplated by this Agreement.

7. Cooperation Between Parties

DVSO and SOE shall fully cooperate with each other and with their respective counsel and accountants in connection with any steps required to be taken as part of their obligations under this Agreement, including the preparation of financial statements and the supplying of information.

8. No Tax Ruling

DVSO and SOE agree that they will not attempt to obtain ruling from the United States Internal Revenue Service to the effect that for Federal Income Tax purposes no gain or loss will be recognized to the holders of SOE Common Stock upon the receipt of DVSO Common Stock in exchange for their SOE shares in accordance with the provisions of this Agreement. In lieu of such a ruling from the Internal Revenue Service, SOE may request an opinion of its counsel to the foregoing effects, which opinion shall be a condition to both parties’ obligations to consummate the Exchange.

9. Representations of DVSO

DVSO represents, warrants and agrees that:

(a) DVSO is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and it and its subsidiaries are duly qualified to do business and in good standing in every jurisdiction in which the nature of its business or the character of its properties makes such qualification necessary. DVSO’s subsidiaries and a list of jurisdictions in which DVSO or its subsidiaries is so qualified is set forth in a memorandum to be prepared by DVSO and furnished to SOE. DVSO owns 100% of the outstanding capital stock of each of its subsidiaries.

(b) As of December 31, 2005, the capitalization of DVSO and its subsidiaries is as set forth in the financial statements previously furnished to SOE. The outstanding capital stock of DVSO has been duly authorized and issued and is fully paid and nonassessable. DVSO has no commitments to issue nor will it issue any shares of its capital stock or any securities or obligations convertible into or exchangeable for, or giving any person any right to acquire from DVSO, any shares of its capital stock, except for those shares issued in conformity with paragraph 5(a)(iii) above or otherwise described in prior filings with the SEC.

(c) The shares of DVSO Common Stock which are to be issued and delivered to the SOE shareholders pursuant to the terms of this Agreement and the Exchange Agreement, when so issued and delivered, will be validly authorized and issued and will be fully paid and nonassessable. No stockholder of DVSO, or other person, will have any preemptive rights in respect to the DVSO Common Stock.

(d) DVSO has furnished SOE with copies of its 2005 Financial Statements together with the Auditors report for its fiscal year ending June 30, 2005, consisting of the consolidated balance sheet of DVSO and its subsidiaries as of June 30, 2005, and related statements of consolidated income, stockholders’ equity and changes in financial position for the year then ended. DVSO has also furnished SOE with copies of its unaudited financial statements for the six months ending December 31, 2005, consisting of the consolidated balance sheet of DVSO and its subsidiaries as of December 31, 2005, and related statements of consolidated income, stockholders’ equity and changes in financial position for the six months then ended. All of the above-described financial statements present fairly the consolidated financial position of DVSO and its subsidiaries, at the periods indicated, and the consolidated results of their operations and changes in their financial position for the year and periods then ended in conformity with generally accepted accounting principles applied on a consistent basis. DVSO has no material liabilities or commitments other than as listed or noted in the aforesaid financial statements, or as incurred in the ordinary course of business since the date of such financial statements Since December 31, 2005, to the date of this Agreement, there has been no material adverse change in the assets or liabilities or in the business or condition, financial or otherwise, of DVSO or its subsidiaries, except in the ordinary course of business or as contemplated by this Agreement, nor has DVSO or its subsidiaries, except in the ordinary course of business or as contemplated by this Agreement, incurred any indebtedness for money borrowed. All tax returns and reports of DVSO and its subsidiaries required by law to be filed have been duly filed and all taxes, assessments and other governmental charges now due (other than any still payable without penalty) upon DVSO and its subsidiaries or upon any of their properties or assets, have been paid. All amounts which have been reflected as liabilities on the books of DVSO and its subsidiaries in respect of taxes are considered adequate and DVSO does not know of any actual or proposed additional assessments in respect of taxes, against either it or its subsidiaries.

(e) Subsequent to December 31, 2005, DVSO has not declared or paid any dividends on its outstanding shares of common stock or declared or made any distribution on, or directly or indirectly redeemed, purchased or otherwise acquired any of its outstanding stock except as described in its prior filings with the SEC, or authorized the creation or issuance of, or issued any additional shares of stock, or agreed to take any such action, except as expressly provided for in paragraph 5(a)(iii) above in this Agreement. Except as permitted by paragraph 5(a)(iii), DVSO will not take any such action during the period between the date hereof and the Closing Date except as provided herein.

(f) Neither DVSO nor any of its subsidiaries is engaged in or a party to, or to the knowledge of DVSO threatened with, any material legal action or other proceeding before any court or administrative agency, except as set forth and described in a memorandum to be prepared by DVSO and furnished to SOE.

Neither DVSO nor any of its subsidiaries, to the knowledge of DVSO, has been charged with, an is not under investigation with regard to, any charge concerning any presently pending material violation of any provision of Federal, State or other applicable law or administrative regulations in respect of its business as set forth in said memorandum.

(g) There has not been, since December 31, 2005, and will not be prior to the Closing Date, a purchase or sale or any other acquisition, transfer or distribution of any assets or properties on the part of DVSO or its subsidiaries except in the ordinary course of business.

(h) Except in each case as set forth in a memorandum to be prepared by DVSO and furnished to SOE, as of the date of this Agreement neither DVSO nor any of its subsidiaries is a holder of or a party to any: (1) written or oral contract for the employment of any officer or any other person, (ii) bonus, pension, profit sharing, retirement, stock purchase, stock option, insurance, or similar plan or practice in effect with respect to its employees or other person, (iii) lease or other commitment for the rental of office space, storage, or other facilities, (iv) contract or lease agreement for the acquisition or lease of motor vehicles, (v) insurance policy covering its properties, buildings, machinery, equipment, furniture, fixtures or operations, or the life of any person; (vi) material contract or commitment not made in the ordinary course of business.

(i) The execution and carrying out of this Agreement and compliance with the terms and provisions hereof by DVSO will not conflict with or result in any material breach of any of the terms, conditions, or provisions of, or constitute a default under, or result in the creation of, any lien, charge or encumbrance upon any of the property or assets of DVSO or any of its subsidiaries pursuant to any corporate charter, bylaw, indenture, mortgage, agreement (other than that which is created by virtue of this Agreement), or other instrument to which DVSO or any of its subsidiaries is a party or by which they are bound or affected.

(j) This Agreement and the memoranda and documents to be furnished hereunder on behalf of DVSO do not and will not contain any untrue statement of a material fact nor omit to state a material fact necessary to be stated in order to make the statements contained herein and therein not misleading; and there is not fact which materially adversely affects or in the future (so far as DVSO can now foresee) will materially adversely affect the business operations, affairs or condition of DVSO or its subsidiaries or any of the properties or assets which has not been set forth in this Agreement and other documents and papers furnished hereunder.

10. Representations of SOE

SOE represents, warrants and agrees that:

(a) SOE is a corporation duly organized, validly existing and in good standing under the laws of the State of Arizona. SOE has the corporate power and any necessary governmental authority to own or lease its properties now owned or leased and to carry on its business as now being conducted. SOE is duly qualified to do business and in good standing in every jurisdiction in which the nature of its business or the character of its properties makes such qualification necessary.

(b) As of September 24, 2004, the capitalization of SOE and its subsidiaries is as set forth in the financial statements previously furnished to DVSO. The outstanding capital stock of SOE has been duly authorized and issued and is fully paid and nonassessable. SOE has no commitments to issue nor will it issue any shares of its capital stock or any securities or obligations convertible into or exchangeable for, or giving any person any right to acquire from SOE, any shares of its capital stock, except for those shares issued in conformity with paragraph 5(b)(iii) above.

(c) SOE has furnished DVSO with copies of its 2005 Financial Statements together with the Auditors report for its fiscal year ending December 31, 2005, consisting of the consolidated balance sheet of SOE and its subsidiaries as of December 31, 2005, and related statements of consolidated income, stockholders’ equity and changes in financial position for the year then ended. All of the above-described financial statements present fairly the consolidated financial position of SOE and its subsidiaries, at the  periods indicated, and the consolidated results of their operations and changes in their financial position for the year and periods then ended in conformity with generally accepted accounting principles applied on a consistent basis. SOE has no material liabilities or commitments other than as listed or noted in the aforesaid financial statements, or as incurred in the ordinary course of business since the date of such financial statements, except under agreements described in the memorandum described in paragraph 10(i) hereof. Since December 31, 2005, to the date of this Agreement, there has been no material adverse change in the assets or liabilities or in the business or condition, financial or otherwise, of SOE or its consolidated subsidiaries, except in the ordinary course of business or as contemplated by this Agreement. All tax returns and reports of SOE and its subsidiaries required by law to be filed have been duly filed and all taxes, assessments and other governmental charges now due (other than any still payable without penalty) upon SOE and its subsidiaries or upon any of their properties or assets, have been paid. All amounts which have been reflected as liabilities on the books of SOE and its subsidiaries in respect of taxes are considered adequate and SOE does not know of any actual or proposed additional assessments in respect of taxes, against either it or its subsidiaries.

(d) Subsequent to December 31, 2005, SOE has not declared or paid any dividends on its outstanding shares of common stock or declared or made any distribution on, or directly or indirectly redeemed, purchased or otherwise acquired any of its outstanding stock or authorized the creation or issuance of, or issued any additional shares of stock, or agreed to take any such action, except as expressly provided for in paragraph 5(a)(iii) above in this Agreement. SOE will not take any such action during the period between the date hereof and the Closing Date except as provided herein.

(e) Neither SOE nor any of its subsidiaries is engaged in or a party to, or to the knowledge of SOE threatened with, any material legal action or other proceeding before any court or administrative agency.

(f) There has not been, since December 31, 2005, and will not be prior to the Closing Date, a purchase or sale or any other acquisition, transfer or distribution of any assets or properties on the part of SOE or its subsidiaries except in the ordinary course of business.

(g) Except in each case as set forth in a memorandum to be prepared by SOE and furnished to DVSO, as of the date of this Agreement neither SOE nor any of its subsidiaries is a holder of or a party to any: (1) written or oral contract for the employment of any officer or any other person, (ii) bonus, pension, profit sharing, retirement, stock purchase, stock option, insurance, or similar plan or practice in effect with respect to its employees or other person, (iii) continuing contract for future purchase, sales, lease or distribution of materials, services, supplies, products, or equipment involving annual payments in excess of $10,000, (iv) lease or other commitment for the rental of office space, storage, or other facilities, (v) contract or lease agreement for the acquisition or lease of motor vehicles, (vi) contracts in force with employees or others relating in whole or in part to disclosure, assignment or patenting of any inventions, discoveries, improvements, shop rights, processes, formulae or other know-how, presently owned or held, in whole or in part, by SOE or its subsidiaries, (vii) insurance policy covering its properties, buildings, machinery, equipment, furniture, fixtures or operations, or the life of any person; (vi) material contract or commitment not made in the ordinary course of business.

(h) SOE has the corporate power to enter into this Agreement, the execution and delivery and performance of this Agreement have been duly authorized by all requisite corporate action, and this Agreement constitutes the valid and binding obligation of SOE.

(i) The execution and carrying out of this Agreement and compliance with the terms and provisions hereof by SOE will not conflict with or result in any material breach of any of the terms, conditions, or provisions of, or constitute a default under, or result in the creation of, any lien, charge or encumbrance upon any of the property or assets of SOE or any of its subsidiaries pursuant to any corporate charter, bylaw, indenture, mortgage, agreement (other than that which is created by virtue of this Agreement), or other instrument to which SOE or any of its subsidiaries is a party or by which they are bound or affected.

(j) This Agreement and the memoranda and documents to be furnished hereunder on behalf of SOE do not and will not contain any untrue statement of a material fact nor omit to state a material fact necessary to be stated in order to make the statements contained herein and therein not misleading; and there is not fact which materially adversely affects or in the future (so far as SOE can now foresee) will materially adversely affect the business operations, affairs or condition of SOE or its subsidiaries or any of the properties or assets which has not been set forth in this Agreement and other documents and papers furnished hereunder.

11. Survival of Warranties

The representations and warranties made herein by DVSO and SOE shall survive the Closing hereunder.

12. Conditions to the Obligations of DVSO

The obligations of DVSO hereunder are subject to the satisfaction on or before Closing Date of the following conditions:

(a) This Agreement and the transactions contemplated hereby shall have been approved by the requisite vote of the outstanding shares of SOE Common Stock.

(b) SOE shall have furnished DVSO with (1) a certified copy of resolutions duly adopted by the holders of more than fifty percent (50%) of its issued and outstanding shares of SOE Common Stock entitled to vote, evidencing approval of this Agreement and the Exchange Agreement and the transactions contemplated hereby and thereby; (2) one certified copy of resolutions duly adopted by the Board of Directors of SOE approving the execution and delivery of this Agreement and the Exchange Agreement and authorizing all necessary or proper corporate action to enable SOE to comply with the terms hereof and thereof; and (3) a certificate of SOE’s President or Secretary that each of SOE’s officers and directors have resigned, as of the effective date subsequent to the actions indicted in subparagraphs (1) and (2) of this paragraph 12(b).

(c) The representation and warranties of SOE contained in this Agreement shall be true in all material respects on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of such date, except for changes permitted by this Agreement or those incurred in the ordinary course of business, and DVSO shall have received from SOE at the Closing a certificate, dated the Closing Date, of the President or Vice President of SOE to that effect.

(d) Each and all of the respective agreements of SOE to be performed on or before the Closing Date pursuant to the terms hereof shall in all material respects have been duly performed and SOE shall have delivered to DVSO a certificate date the Closing Date, of the President or Vice President of SOE to that effect.

(e) SOE shall have furnished DVSO with copies of its audited Financial Statements together with the Auditor’s report for all fiscal years ended prior to the Closing Date and for the current year from its beginning to the Closing Date. Such financial statements shall consist of the balance sheet, the income statement, statement of stockholder’s equity and changes in financial position for the year or period then ended.

13. Conditions to the Obligations of SOE

The obligations of SOE hereunder are subject to the satisfaction on or before Closing Date of the following conditions:

(a) This Agreement and the transactions contemplated hereby shall have been approved by the requisite vote of the outstanding shares of SOE Common Stock.

(b) All the terms and covenants of this Agreement to be complied with or performed by DVSO shall have been fully complied with and performed in all material respects.

(c) The representation and warranties of DVSO contained in this Agreement shall be true in all material respects on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of such date, and DVSO shall have delivered to SOE at the Closing a certificate, dated the Closing Date, of the President or Vice President of SOE to that effect.

(d) The necessary approvals described in paragraph 6 hereof shall have been granted.

(e) On the Closing Date, DVSO shall have furnished SOE with (1) a certified copy of resolutions duly adopted by the holders of more than fifty percent (50%) of its issued and outstanding shares of DVSO Common Stock entitled to vote, evidencing approval of this Agreement and the Exchange Agreement and the transactions contemplated hereby and thereby; and (2) a certified copy of DVSO approving the execution and delivery of this Agreement and authorizing all necessary and proper corporate action to enable DVSO to comply with the terms and conditions of this Agreement.

14. Termination and Modification of Rights

(a) This Agreement (except for the last three sentences of paragraph 3 hereof) may be terminated at any time prior to the Closing Date by (1) mutual consent of the parties hereto authorized by their respective Boards of Directors, or (2) upon written notice to the other party, by either party, upon authorization of its Board of Directors:

(i) if in its reasonably exercised judgment there shall have occurred a material adverse change in the financial condition or business of the other party or the other party shall have suffered a material loss or damage to any of its property or assets, which change, loss or damage materially affects or impairs the ability of the other party to conduct its business, or if any previously undisclosed condition which materially adversely affects the earning power or assets of either party comes to the attention of the other party;

(ii) if the terms, covenants or conditions of this Agreement to be complied with or performed by one of the other parties at or before the Closing Date shall not have been materially complied with or performed at the time required for such compliance or performance and such noncompliance or nonperformance shall not have been waived by the party giving notice of termination;

(iii) if any action or proceeding shall have been instituted or threatened before a court or other governmental body or by any public authority to restrain or prohibit the transaction contemplated by this Agreement or if the consummation of such transaction would subject either of such parties to liability for breach of any law or regulation; or

(b) As provided in paragraph 2(a) this Agreement may be terminated by either party hereto upon notice to the other in the event the Closing shall not beheld by June 30, 2007.

(c) Any terms or conditions of this Agreement may be waived at any time by the party hereto which is entitled to the benefit thereof, by action taken by the Board of Directors of such party; and any such term or condition may be amended at any time, by an agreement in writing executed by the chairman of the Board, the President or any Vice President of each of the parties pursuant to authorization by the respective Board of Directors; provided, however, that no amendment of any principal term of the Exchange Agreement shall be effected after approval of this Agreement by the shareholders of SOE, unless such amendment is approved by such shareholders in accordance with the respective state corporation law.

15. Expenses

Except to the extent otherwise provided in paragraph 5(c) of this Agreement, in the event this Agreement is terminated without consummation at the Closing, DVSO and SOE shall each pay all of its respective expenses incurred for the purpose of carrying this Agreement into effect.

16. Finders

Each of the parties represents that no broker, agent, finder or similar person has been retained or paid and that no brokerage fee or other commission has been agreed to be paid for or on account of this Agreement.

17. Governing Law and Venue

This Agreement shall be governed by and interpreted in accordance with the laws of the State of Arizona, United States of America. The parties hereby expressly agree that the proper venue for any claim or cause of action by the parties shall be the district Court for Maricopa, Arizona, and each party upon execution of this Agreement consents to the service of process from such court.

18. Notices

All notices or other communications required or permitted hereunder shall be sufficiently given if sent by certified mail, postage prepaid, addressed as follows:

If to DVSO:  Dimensional Visions Incorporated
8777 N. Gainey Center Dr., Suite 191
Scottsdale, AZ 85281

With a copy to:

Kenneth R. Pinckard, Esq.
3104 E. Camelback Rd., Suite 245
Phoenix, AZ 85016

If to SOE: Studio One Entertainment, Inc.
Attn: Larry Ryckman
13470 N. 85th Place
Scottsdale, AZ 85260

19. Binding Nature and Assignment

This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors, but it may not be assigned by any party without the consent of the other.

20. Assignment

Rights ad obligations of a party to this Agreement may not be assigned or transferred without the other party’s prior written consent.

21. Modification

No modification or amendment of this Agreement shall be valid unless it is in writing and signed by both parties hereto.

22. Complete Agreement

This Agreement constitutes the entire agreement between the parties and supersedes all prior agreements and understandings between the parties.

23. Waiver

The waiver by either party of a breach of any term in this Agreement shall not operate as, or be construed as, a waiver of any subsequent breach.

24. Headings

The headings in this Agreement are inserted for convenience only and shall not be considered in interpreting the provisions hereof.

25. Counterparts

This Agreement may be executed in two or more counterparts by the parties hereto by their respective officers thereunto duly authorized by a majority of their directors as of the date first above written.

IN WITNESS WHEREOF, this Agreement has been duly executed by the parties hereto by their respective officers thereto duly authorized by a majority of their directors as of the date first above written.

DIMENSIONAL VISIONS INCORPORATED.

By:  /s/ Preston J. Shea
Title: President

STUDIO ONE ENTERTAINMENT, INC.

By:  /s/ Lawrence G. Ryckman
Title: Chairman and Chief Executive Officer

EXHIBIT “A”

AGREEMENT OF EXCHANGE
OF
DIMENSIONAL VISIONS INCORPORATED
AND
STUDIO ONE ENTERTAINMENT, INC.

AGREEMENT OF EXCHANGE made as of the _____ day of ________________, 20__, by and between Dimensional Visions Incorporated, a Delaware corporation (herein, “DVSO”), and Studio One Entertainment, Inc., an Arizona corporation (herein, “SOE”). DVSO and SOE are sometimes hereinafter collectively referred to as the “Constituent Corporations”.

RECITALS:

DVSO is a Delaware corporation organized on May 12, 1988, and its authorized capital stock consists of 100,000,000 shares of common stock, $.001 par value (the “DVSO Common Stock”) of which no more than 4,000,000 shares of DVSO Common Stock will be issued and outstanding as of the Closing Date.

SOE is an Arizona corporation organized on September 24, 2004 and its authorized capital stock consists of 100,000,000 shares of common stock, no par value (the “SOE Common Stock”) of which approximately 6,500,000 shares of SOE Common Stock will be issued and outstanding as of the Closing Date and no shares of SOE Common Stock are reserved for issuance upon exercise of any outstanding common stock purchase warrants or options except as described in the Stock Purchase Agreement.

DVSO and SOE have entered into an Stock Purchase Agreement dated March 29, 2006 (the “Stock Purchase Agreement”) setting forth certain representations, warranties, agreements and conditions in connection with the exchange provided for herein.

The respective Board of Directors of DVSO and SOE have, by resolution, duly approved the execution of and the transaction contemplated by the Stock Purchase Agreement and this Agreement of Exchange and directed that they be submitted to the shareholders of SOE for adoption and approval.

NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements herein contained, the parties hereto have agreed and do hereby agree, subject to the terms and conditions hereinafter set forth, as follows:

I

EXCHANGE

1.1 In accordance with the provisions of this Agreement and Section 1(a) of Stock Purchase Agreement, each of the shares of SOE Common Stock outstanding as the Effective Date of the Exchange shall be exchanged for one (1) share of DVSO Common Stock to be issued upon the Effective Date of the Exchange. DVSO shall be and is herein sometimes referred to as the “Acquiring Corporation”.

1.2 Upon the Effective Date of the Exchange (as defined in Article III hereof) SOE shall become a wholly-owned subsidiary of DVSO, (i) shall continue to possess all of its rights and property as constituted immediately prior to the Effective Date of the Exchange and (ii) shall continue subject to all of its debts and liabilities as the same shall have exited immediately prior to the Effective Date of the Exchange. All rights of creditors and all liens upon the property of each of the Constituent Corporations shall be preserved unimpaired.

1.3 DVSO hereby agrees that at and after the times when the Exchange shall become effective and as and when required by the provisions of the Stock Purchase Agreement, DVSO will issue certificates representing that number of shares of common stock, $.001 par value per share, or DVSO (collectively, “Exchange Shares”) for which shares of DVSO Common Stock issued and outstanding immediately prior to the Effective Date of the Exchange and by virtue of the Exchange, be exchanged as hereinafter provided.

1.4 The Exchange shall not become effective until the following actions shall have been completed: (i) this Agreement of Exchange shall have been adopted and approved by the shareholders of SOE in accordance with the requirements of Arizona corporate law; and (ii) all of the other conditions precedent to the consummation of the Exchange specified in the Stock Purchase Agreement shall have been satisfied or duly waived by the party entitled to satisfaction thereof.

II

EXCHANGE OF SHARES

The manner and basis of exchanging shares of SOE Common Stock for the Exchange Shares and the exchange of certificates therefore, shall be as follows:

2.1 Each one (1) share of SOE Common Stock which shall be issued and outstanding immediately prior to the Effective Date of the Exchange shall, by virtue of the Exchange and without any action on the part of the holder thereof other than that set forth in the Stock Purchase Agreement, be exchanged on or before the fifteenth (15th) day after the Board of Directors of DVSO shall have approved and authorized the consummation of the transaction contemplated by the Acquisition Documents (the “Effective Date of the Exchange”) into One (1) share of the Exchange Shares. If between the date hereof and the Effective Date of the Exchange, DVSO or SOE shall either effect any reclassification, recapitalization, subdivision, combination or exchange or shares, in respect of their respective outstanding common stock, or a stock divided thereon shall be declared with a record date within said period, the per share amounts of the Exchange Shares to be issued and delivered as provided in this Agreement shall be appropriately adjusted.

2.2 After the Effective Date of the Exchange certificates evidencing outstanding shares of SOE Common Stock shall evidence the right of the holder thereof to receive certificates for shares of the Exchange Shares at the applicable rate as aforesaid. Each holder of SOE Common Stock, upon surrender of the certificate or certificates, which prior thereto represented shares of SOE Common Stock, to DVSO’s stock transfer agent, which shall act as the exchange agent (the “Exchange Agent”) for such shareholder to effect the exchange of certificates on their behalf, shall be entitled upon such surrender to receive in exchange therefore a certificate or certificates representing the number of whole shares of the Exchange Shares into which the shares of SOE Common Stock therefore represented by the certificate or certificates so surrendered shall have been exchanged as aforesaid. Until so surrendered, each outstanding certificate for shares of SOE Common Stock shall be deemed for all corporate purposes, including voting rights, subject to the future provisions of this Article II, to evidence the ownership of the shares of the Exchange Shares into which such shares have been so exchanged. No dividends or distributions will be paid to persons entitled to receive certificates for shares of the Exchange Shares pursuant hereto until such persons shall have surrendered their certificates which prior to the Effective Date of the Exchange represented shares of SOE Common Stock; but there shall be paid to the record holder of each such certificates, with respect to the number of whole shares of the Exchange Shares issued in exchange therefore (i) upon such surrender, the amount of any dividends or distributions with a record date subsequent to the Effective Date of the Exchange and prior to surrender which shall have become payable thereon since the Effective Date of the Exchange, without interest, and (ii) after such surrender, the amount of any dividends thereon with a record date subsequent to the Effective Date of the Exchange and prior to surrender and the payment date of which shall be subsequent to surrender; such amount to be paid on such payment date.

2.3 No certificates representing a fraction of a share of the Exchange Shares will be issued and no right to vote or receive any distribution or any other right of a shareholder shall attach to any fractional interest in a share of the Exchange Shares to which any holder of shares of SOE Common Stock would otherwise be entitled hereunder. In lieu thereof, each holder of shares of SOE Common Stock entitled to a fraction of a share of the Exchange Shares shall receive one whole share of DVSO Common Stock if the fraction of a share is equal to or greater than one-half share (.50); otherwise, the holder of the fraction of a share shall receive cash on the basis of $.50 per share.

2.4 If any certificate for shares of the Exchange Shares is to be issued in a name other than that in which the certificate surrendered in exchange therefore is registered, it shall be a condition of the issuance thereof that the certificate so surrendered shall be properly endorsed and otherwise be in proper form for transfer and that the person requesting such exchange pay to the Exchange Agent any transfer or other taxes required by reason of the issuance of a certificate for shares of the Exchange Shares in any name other than that of the registered holder of the certificate surrendered, or establish to the satisfaction of the Exchange Agent that such tax has been paid or is not payable.

2.5 At the Effective Date of the Exchange, all shares of SOE Common Stock which shall then be held in its treasury, if any, shall cease to exist, and all certificates representing such shares shall be canceled.

III

MISCELLANEOUS

3.1 For the convenience of the parties hereto and to facilitate the filing of this Agreement of Exchange, any number of counterparts hereof may be executed; and each such counterpart shall be deemed to be an original instrument.

3.2 At any time prior to the Effective Date of the Exchange the parties hereto may, by written agreement, (a) extend the time for the performance of any of the obligations or other acts of the parties hereto, (b) waive (in the manner specified in Paragraph 14 of the Stock Purchase Agreement) any breach or inaccuracy in the representations and warranties contained in this Agreement of Exchange or in the Stock Purchase Agreement or in any document delivered pursuant thereto, or (c) waive (in the manner specified in Paragraph 14 of the Stock Purchase Agreement) compliance with any of the covenants, conditions or agreements contained in this Agreement of Exchange or in the Stock Purchase Agreement.

3.3 The corporation parties to this Agreement are also parties to the Stock Purchase Agreement. The two agreements are intended to be construed together in order to effectuate their purposes, and said agreements are intended as a plan or reorganization within the meaning of Section 368 of the Internal Revenue Code of 1954, as amended.

IN WITNESS WHEREOF, each of the undersigned corporations has caused this Agreement of Exchange to be signed in its corporate name by its duly authorized officers and its corporate seal to be affixed hereto, all as of the date first above written.

DIMENSIONAL VISIONS INCORPORATED

By:
   President

STUDIO ONE ENTERTAINMENT, INC.

By:
Chairman and Chief Executive Officer